UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 POS

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

KOALA INTERNATIONAL WIRELESS INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	76-0616468
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

34 Couples Gallery
Ballantrae, Ontario, Canada	L4A IM6
(Address of Principal Executive Offices)	(Zip Code)

Consulting Agreements
(Full Title of the Plan)

(name, address and telephone number of agent for service)	(with copies to)
Bradley Wilson	James Vandeberg, Esq.
Chairman	James L. Vandeberg.
Koala International Wireless Inc.	1000 Second Avenue, Suite 1710
34 Couples Gallery	Seattle, Washington 98104
Ballantrae, Ontario, Canada L4A IM6	(206) 973-1895
(561) 767-7761

Deregistration of securities:

Kolala International Wireless Inc. (the “Registrant”) hereby deregisters 2,400,000 shares of common stock previously registered on Form S-8 filed on July 11, 2003 referring to consulting agreements with Shahenool Hirji, Farooque Saleemi, and Zaireen Mehnaas.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on August 29, 2003.

KOALA INTERNATIONAL WIRELESS INC.

/s/ Bradley Wilson
By:	Bradley Wilson
Its:	Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley Wilson, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Koala International Wireless Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Brad Wilson	Chairman and Director	August 29, 2003
Brad Wilson

/s/ Derek Pepler	Director	August 29, 2003
Derek Pepler

/s/ Miguel Caron	Director	August 29, 2003
Miguel Caron

/s/ Christine Cerisse	Director	August 29, 2003
Christine Cerisse

/s/ Lorne Catling	Director	August 29, 2003
Lorne Catling